EXHIBIT 99.1




                                             For additional information contact:
                                             Michael Siemens, President
                                             970-461-0071

For Immediate Release


  A4S Security, Inc. closes Over-Allotment from their Initial Public Offering


Loveland, CO -- July 26, 2005 -- A4S Security, Inc., (NASDAQ SC and ArcaEx:
SWATU) ("A4S") announced today that its underwriters have notified the Company of their intention to exercise the over-allotment option for an additional 180,000 units at $6.00/ unit in connection with the Company's Initial Public Offering. The over allotment is anticipated to close on July 26, 2005.

A4S Security has a full motion, high resolution proprietary patent pending mobile surveillance technology ShiftWatch(R) Video Surveillance Solutions for use in mass transit and law enforcement.

Copies of the prospectus relating to the offering may be obtained from Newbridge Securities Corporation by written request to 1451 West Cypress Creek Road, Suite 204, Ft. Lauderdale, FL 33309.


About A4S Security, Inc.

A4S Security, Inc, headquartered in Loveland, Colorado, develops and distributes high resolution, full motion mobile digital video surveillance systems for use in public transportation and law enforcement. For additional information about A4S Security, Inc and our technology please check out our website at www.shiftwatch.com.

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This press release includes "forward looking statements" as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company's products, technological developments, and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.




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